Exhibit 99.3

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period:  July 31, 2004

Schedule of Cash Receipts and Disbursements

					Current Month	Cumulative
	Concentration	Payroll	Payroll CCS Staff	Comerica Sweep Acct 1880863053	Actual	Actual

Cash Balance Beginning	$16,596	$(70,582)	$(2,174)	$(52,515)	$(108,675)	$(3,589)

Recepits
Cash sales					$—	$—
Accounts Receivable	$4,488,970				$4,488,970	$96,809,387
Loans and Advances					$—	$14,016,451
Sale of Assets					$—	$—
Other - Cash Transfers from Related Companies		$2,515,704	$567,837	$338,996	$3,422,537	$86,869,898
Total Receipts	$4,488,970	$2,515,704	$567,837	$338,996	$7,911,507	$197,695,737

Disbursements
Net Payroll		$(2,518,736)	$(561,024)		$(3,079,760)	$(66,609,883)
Payroll Taxes	$—				$—	$(6,181,505)
Sales, Use and Other Taxes					$—	$—
Inventory Purchases	$—				$—	$(7,597,573)
Rents and Lease Payments					$—	$—
Bank Charges		$(4,362)			$(4,362)	$(1,089,757)
Administrative & Selling	$—			$(316,089)	$(316,089)	$(10,521,224)
Other - Cash Transfers to Related Companies	$(4,505,566)				$(4,505,566)	$(105,747,751)
						$—
Professional Fees					$—	$(24,150)
U.S. Trustee Fees					$—	$(23,250)
Court Costs					$—	$—
Total Disbursements	$(4,505,566)	$(2,523,098)	$(561,024)	$(316,089)	$(7,905,778)	$(197,795,093)

Net Cash Flow	$(16,596)	$(7,395)	$6,813	$22,907	$5,729	$(99,356)

Cash End of Month	$—	$(77,977)	$4,639	$(29,608)	$(102,945)	$(102,945)

Chartwell Community Services, Inc.

Case #02-88570

STATEMENT OF INCOME

(Post-Petition)

	For The One Month Ended July 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$4,751,611	$97,064,335

Net Revenues	4,751,611	97,064,335

Operating Expenses:
Cost of Services	3,831,393	76,969,380

Gross Margin	920,218	20,094,955
	19.4%	20.7%

General and administrative expenses:
Personnel costs	283,633	6,408,803
Occupancy costs	68,150	1,410,991
Bad debt expense	9,228	408,171
Other	114,820	2,634,758

Total General and Administrative Expenses	475,831	10,862,723

Income from Operations	444,387	9,232,232

Other Expenses (Income):
Interest expense	—	1,823
Depreciation and amortization	8,482	225,483
Other expense (income)	312,071	15,928,334

Other Expenses - Net	320,553	16,155,640

Income (Loss) before Reorganization Items	123,834	(6,923,408)

Reorganization Items:
Professional fees	—	—
Other	3,333	73,393

Reorganization Expenses - Net	3,333	73,393

Income(Loss) Before Income Tax Provision	120,501	(6,996,801)

Income Tax Provision	—	—

Net Income (Loss)	$120,501	$(6,996,801)

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period: July 31, 2004

Balance Sheet

	Book Value
	@ Current Date	@ Petition Date
Asssets

Current Assets

Unrestricted Cash and Equivalents	$(102,945)	$123,589
Accounts Receivable(net)	5,104,260	5,378,310
Inter Company with Related Parties	11,812,949	19,791,662
Prepaid Expenses and Other Current Asseta	284,818	35,891
Total Current Assets	17,099,082	25,329,452

Property, Plant and Equipment-net

Total Property, Plant and Equipment-net	119,097	302,398

Other Assets

Goodwill (net)	9,700,000	—
Intangible Asset	17,800,000
Deposits and Other Assets	112,896	99,768
Total Other Assets	27,612,896	99,768

Total Assets	$44,831,075	$25,731,618

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$485,311	$303
Accrued Payroll and Benefit Costs	3,736,095	97,117
Accrued Other	40,147	5,939
Total Post-Petition Liabilities	4,261,553	103,359

Liabilities Under Compromise
Unsecured Debt		9,150,893
Secured Debt	4,440,268	4,440,268
Accounts Payable	686,886	662,516
Accrued Payroll and Other Liabilities	701,520	4,850,488
Total Pre-Petition Liabilities	5,828,674	19,104,165

Total Liabilities	10,090,227	19,207,524

Equity
Additional Paid in Capital	35,218,893	—
Accumulated (Deficit) Retained Earnings	(478,045)	6,524,094
Total Equity	34,740,848	6,524,094

Total Liabilities & Equity	$44,831,075	$25,731,618

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period:  July 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(220,400)	$(164,140)	$(31,479)	$(10,176)	$(426,195)
Accrued Accounts Payable	(59,116)				(59,116)
Accrued Salaries	(3,260,866)				(3,260,866)
Accrued Paid Time Off	(226,665)				(226,665)
Accrued Workers Comp	(87,082)				(87,082)
Accrued Expenses	(25,722)				(25,722)
Accrued Sales Tax	(14,425)				(14,425)
Accrued Payroll Taxes	(161,482)				(161,482)

Total Post Petition Debts	$(4,055,758)	$(164,140)	$(31,479)	$(10,176)	$(4,261,553)

1) Post Petition Accounts Payable to be paid in future periods based on A/P vendor terms.

2) Post Petiton Accrued Accounts Payable represent current month expenses which were entered into the A/P system after the current AP close. These items will be paid in future periods based on vendor terms.

3) Post Petition Salaries were paid in Aug-04 in accordance with established payroll cycle.

4) Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

5) Accrued Workers Compensation will be paid in accordance with financing terms.

6) Accrued expenses represent expenses which will be paid based on A/P vendor terms.

7) Accrued estimate for franchise and sales tax to be paid when returns are filed.

8) Accrued Payroll Taxes were paid in Aug-04 in accordance with established payroll cycle.

Chartwell Community Services, Inc.

Case No.02-88570

Reporting Period:  July 31, 2004

Accounts Receivable Reconciliation & Aging

Jul-04
Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$5,056,716
Add: Amount Billed during the Period	4,803,878
Less : Revenue Adjustments	1,734
Less: Account Receivable Write -offs	4,761
Less: Amount Collected during the Period	(4,753,069)
Total Accounts Receivable At End Of Reporting Period	$5,114,020

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$4,801,850
31 - 60 Days Old	146,242
61 - 90 Days Old	27,282
91 + Days Old	138,646
Total Aged Accounts Receivable	$5,114,020

Accounts Receivable Reconciliation To General Ledger

Account Receivable Per Aging Report	$5,114,020
Add: Unbilled Accounts Receivable	36,637
Add: Private Pay Accounts Receivable	45,593
Less: Allowance for Uncollectible Accounts	(91,989)

Total Accounts Receivable Per General Ledger	$5,104,260